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                                                                    EXHIBIT 15.1



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


We are aware that our report dated April 25, 2003 on our review of the interim financial information of Blue Valley Ban Corp for the periods ended March 31, 2003 and 2002 and included in the Company's quarterly report on Form 10Q for the quarter then ended is incorporated by reference in Registration Statement 333-46022. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                             /s/ BKD, LLP


Kansas City, Missouri
April 25, 2003